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                                                                    Exhibit (a3)


                             TOUCHSTONE SERIES TRUST
                       (formerly Select Advisors Trust A)

                     Amendment No. 5 to Amended Declaration of Trust
                      Fourth Amended and Restated Establishment and
                  Designation of Series of Shares of Beneficial Interest
                         (par value $0.00001 per share)
                           Dated as of January 4, 1999

      The undersigned, being the Trustees of the Touchstone Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX,
Section 9.3(a) and 9.3(f) of the Trust's Declaration of Trust dated as of February 7, 1994 (the "Declaration"), as amended to date, hereby amend and restate the first sentence of Section 1.1 of the Declaration to read in its entirety: "The name of the trust is 'Touchstone Series Trust'."

      Pursuant to Article IX, Section 9.3(a) and 9.3(f) and Article VI, Section
6.1 and 6.9 of the Declaration, the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration to redesignate all of the currently outstanding shares of the seven series set forth below (each a "Fund" and, collectively, the "Funds") as class A Shares of such Fund ("Class A Shares") and to add two new classes of shares, class C ("Class C Shares") and class Y ("Class Y Shares") to each Fund.


      1. All of the currently outstanding shares of the following Funds shall be, as of the date hereof, redesignated as Class A Shares of such Fund:

            Touchstone Bond Fund - Class A
            Touchstone Balanced Fund - Class A
            Touchstone Growth & Income Fund - Class A
            Touchstone Income Opportunity Fund - Class A
            Touchstone Emerging Growth Fund - Class A
            Touchstone International Equity Fund - Class A
            Touchstone Value Plus Fund - Class A


      2. Each of the following Funds shall, as of the date hereof, have designated and have available for sale a new class of shares to be known as Class C Shares of such Fund, as follows:

            Touchstone Bond Fund - Class C
            Touchstone Balanced Fund - Class C
            Touchstone Growth & Income Fund - Class C
            Touchstone Income Opportunity Fund - Class C
            Touchstone Emerging Growth Fund - Class C
            Touchstone International Equity Fund - Class C
            Touchstone Value Plus Fund - Class C
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      3. Each of the following Funds shall, as of the date hereof, have designated and have available for sale a new class of shares to be known as Class Y Shares of such Fund, as follows:

            Touchstone Bond Fund - Class Y
            Touchstone Balanced Fund - Class Y
            Touchstone Growth & Income Fund - Class Y
            Touchstone Income Opportunity Fund - Class Y
            Touchstone Emerging Growth Fund - Class Y
            Touchstone International Equity Fund - Class Y
            Touchstone Value Plus Fund - Class Y

and each of the Class A Shares, the Class C Shares and the Class Y Shares of the Funds shall have the following special and relative rights:

      1. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

      2. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

      3. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration.

      4. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or any other series hereafter created, or otherwise to change the special and relative rights of any Fund or any such other Series.

      5. Class A Shares, Class C Shares, and Class Y Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration, and the number of Shares of each Class designated hereby shall be unlimited. The purchase price, sales charges, distribution and shareholder services, the method of determination of the net asset value, the price, terms and manner of redemption, any conversion or exchange feature or privilege, purchase minimums and investor eligibility, the exclusive voting rights, the expenses to be borne by each Class, and the relative dividend rights of the holders of Class A Shares, Class C Shares and Class Y Shares and any other special rights or preferences of any Class shall be as established by the Trustees of the Trust and set forth in the Plan adopted pursuant to Rule 18f-3 of the Investment Company Act of 1940 (the "1940 Act"), and as further described in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.
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      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 4th day of January, 1998. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


                                                /s/ Edward G. Harness, Jr.
                                                -------------------------
                                                Edward G. Harness, Jr.


                                                /s/ William J. Williams
                                                -------------------------
                                                William J. Williams


                                                /s/ Joseph S. Stern, Jr.
                                                -------------------------
                                                Joseph S. Stern, Jr.



                                                -------------------------
                                                Phillip R. Cox


                                                /s/ David Pollak
                                                -------------------------
                                                David Pollak


                                                /s/ Robert E. Stautberg
                                                -------------------------
                                                Robert E. Stautberg